EXHIBIT 5.4
                                                                     -----------


                    [SPROULE ASSOCIATES LIMITED LETTERHEAD]



REF.: 1808.15646



                                                                June 3, 2005




RE: SHORT FORM BASE SHELF PROSPECTUS OF CANADIAN NATURAL RESOURCES LIMITED

We are a firm of independent geological and petroleum engineering consultants of Calgary, Alberta having prepared a corporate evaluation report entitled "Evaluation of the P&NG Reserves of Canadian Natural Resources Limited in North America (As of December 31, 2004) Based on Constant and Escalated Prices and Costs" (the "Report") of certain oil and gas properties of Canadian Natural Resources Limited. The Report was for the year ended December 31, 2004 and dated February 18, 2005.

We refer to the Registration Statement on Form F-9 dated June 3, 2005 (the "Registration Statement") relating to the offering of Debt Securities from time to time by Canadian Natural Resources Limited and hereby consent to the reference to ourfirm under the heading "Experts" and to the use of our Report which is incorporated by reference in the Registration Statement.

We have read the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained therein and derived from the Report, or that is within our knowledge as a result of the services performed by us in connection with the Report.

                                                       Sincerely,


                                                       /s/ Harry J. Helwerda
                                                       -------------------------
                                                       Harry J. Helwerda, P.Eng.
                                                       Vice-President,
                                                       Engineering, Canada and
                                                       U.S.



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